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                                                                    EXHIBIT 7(t)

                            Form of LETTER AGREEMENT


May 1, 2003

Ms. Jean Carr
Associate Counsel
State Street Bank and Trust Company
Global Investor Services Group
2 Avenue de Lafayette LCC2S
Boston, Massachusetts 02111

Dear Ms. Carr:

This letter is to notify you that Janus Aspen Series (the "Trust") has changed the name of Aggressive Growth Portfolio to Mid Cap Growth Portfolio (the "Portfolio") effective May 1, 2003. The Trust requests confirmation that all references to "Aggressive Growth Portfolio" in the Custodian Contract dated December 5, 2000, as amended, between the Trust and State Street Bank and Trust Company ("State Street") (the "Custodian Contract"), shall be replaced with "Mid Cap Growth Portfolio," and that State Street will continue to act as custodian for the Portfolio under the terms of the Custodian Contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

JANUS ASPEN SERIES


By:
   -------------------------------
   Kelley Abbott Howes
   Vice President

STATE STREET BANK AND TRUST COMPANY


By:
   -------------------------------


Agreed to this      day of            , 2003.
               ----        -----------

cc:      Bonnie M. Howe
         Kelley Abbott Howes
         Christine Malles